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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                         EQUITY OFFICE PROPERTIES TRUST
             (Exact Name of Registrant as Specified in its Charter)



               Maryland                               36-4151656
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

        Two North Riverside Plaza, Suite 2200, Chicago, Illinois  60606
           (Address of principal executive offices)        (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:


 8 5/8% Series C Cumulative Redeemable         The New York Stock Exchange, Inc.
  Preferred Shares of Beneficial           (Name of each exchange on which each
 Interest, $0.01 par value per Share,            Class is to be Registered
liquidation preference $25.00 per Share

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None



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Item 1.     Description of Registrant's Securities to be Registered.

  (a)       Regulation S-K Item 202(a)

            "Description of Preferred Shares" pp. 6 through 12, inclusive, of the final Prospectus, dated July 22, 1998, and "Description of Series C Preferred Shares" pp. S-9 through S-11, inclusive, of the final Prospectus Supplement of the Registrant, dated November 30, 1998, filed on December 2, 1998 with the Securities and Exchange Commission, File No. 333-58729, pursuant to Rule 424(b)(5), are hereby incorporated herein by reference. The Registrant has filed an application for listing of the Series C Preferred Shares of the Registrant to which this Form 8-A applies on the New York Stock Exchange.

  (b)       Regulation S-K Item 202(b)-(f)

            Not applicable.





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Item 2.    Exhibits.

Exhibit
Number    Description of Exhibit
-------   ----------------------


 1.1 Form S-3 Registration Statement of the Registrant, declared effective on July 22, 1998 by the Securities and Exchange Commission, File No. 333-58729, is hereby incorporated hereby reference.

 4.1 Articles of Amendment and Restatement of Declaration of Trust (the "Declaration of Trust") of Equity Office Properties Trust (filed as
          Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (Commission File No. 333-26629) filed with the Securities and Exchange Commission and hereby incorporated herein by reference).

 4.2 Bylaws of Equity Office Properties Trust (filed as Exhibit 3.2 to the Current Report on Form 8-K of the Registrant, filed with the SEC on September 30, 1998, and hereby incorporated herein by reference).

 4.3 Form of Articles Supplementary to the Declaration of Trust of Equity Office Properties Trust.

 5.1 Form of Specimen 8 5/8% Series C Cumulative Redeemable Preferred Share Certificate.



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                                   SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 1, 1998


                                          EQUITY OFFICE PROPERTIES TRUST
                                          (Registrant)




                                          By:  /s/ Stanley M. Stevens
                                               ----------------------
                                               Stanley M. Stevens
                                               Executive Vice President and
                                               Chief Legal Counsel